Exhibit 23.1

When the transaction referred to in note 16(j) of the notes to the consolidated financial statements has been consummated, we will be in a position to render the following consent.

/s/ KPMG LLP

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Tintri, Inc.:

We consent to the use of our report dated June 1, 2017 included herein and to the reference to our firm under the heading “Experts” in the prospectus.

San Francisco, California

June 16, 2017, except as to

note 16(j), which is as of